FOR IMMEDIATE RELEASE

Contact:   Elizabeth Hutter
           Ketchum
           646-935-4043

                    NEW VENTURE TO JUMPSTART ELECTRONIC LINK
                         WITH PHYSICIANS AND PHARMACIES

               Three Leading Pharmacy Benefit Managers Form RxHub;

           Unique Electronic Exchange to Improve Prescription Safety,
                      Enhance Convenience and Reduce Cost;

               RxHub to Develop Standardized Industry-Wide System

NEW YORK, FEBRUARY 22, 2001 - AdvancePCS, Irving, TX (NASDAQ: ADVP), Express Scripts, St. Louis, MO (NASDAQ: ESRX) and Merck-Medco, Franklin Lakes, NJ, today announced the signing of a groundbreaking agreement to form RxHub LLC, a new venture that will develop an electronic exchange enabling physicians who use electronic prescribing technology to link to pharmacies, pharmacy benefit managers (PBMs) and health plans which their patients use. The company is designed to operate as a utility for the conduit of information between all parties. It will help to increase patient safety and convenience and reduce costs. These three companies are the leading PBMs in the United States, providing drug coverage for the majority of Americans with a prescription benefit, representing more than one billion prescriptions per year.

"Each of the companies had independently identified a need in the current prescription process," said a spokesperson for RxHub. "After pursuing solutions individually, the companies determined that founding this joint venture is the best and most efficient way to accelerate the development of an industry-wide solution."

This new technology-based venture is designed to advance the accuracy and efficiency of the prescription writing and dispensing process, increasing safety and convenience for patients and reducing costs for employers and health plans. It will provide a single standardized channel of communication to link physicians through electronic prescribing software on their hand-held computer or practice management system to pharmacies, PBMs and health plans.

The new venture would of course comply with all new federal regulation under HIPAA relating to privacy, security, and standard transactions, and other applicable industry standards and regulations. Patient confidentiality and systems security will be paramount.

SAFER PRESCRIPTIONS

According to the Institute of Medicine, errors involving prescription medications kill up to 7,000 Americans a year and the financial costs of drug-related morbidity and mortality may exceed $77 billion a year. The system will help to ensure greater accuracy and safety in two ways. First, the system will provide physicians with greater clinical information by allowing the PBM to alert them to potential interactions between drugs they plan to prescribe and other medications the patient is taking. Second, the physician will be able to transmit prescriptions electronically to the patient's pharmacy of choice, reducing the possibility of medication errors caused by handwritten prescriptions. A recent study concluded that medication errors related to misinterpreted physicians' prescriptions were the second most prevalent and expensive claim listed on 90,000 malpractice claims filed over a recent seven-year period.

                                     -more-

MARKET NEED

More physicians are considering the use of electronic prescribing technology in their practices. Currently, more than 50 such electronic prescription-writing platforms exist. However, broad adoption by physicians is unlikely until they have a single, standardized link with PBMs, health plans, and pharmacies. RxHub intends to jumpstart broad adoption by enabling physicians to identify patient benefit coverage and eligibility and electronically route prescriptions among participating benefit providers and pharmacies.

To accomplish this goal, RxHub plans to work with standard-setting organizations such as the National Council for Prescription Drug Programs (NCPDP) to develop universal electronic prescribing standards. "NCPDP is very excited about this new joint venture," said LeeAnn Stember, President of NCPDP. "We believe that the standards development in this arena will fill a significant gap which has existed in the industry for quite some time and will also enhance the quality of patient care."

"RxHub will actively solicit participation by pharmacies, other PBMs, health plans and technology companies to broaden the reach of the system," said the spokesperson. "It's important that the standards are universal and the system is open to all in order for the vision of physician connectivity to be realized."

INCREASED CONVENIENCE

Ultimately, all of the 500,000 community-based physicians in the United States could benefit from the new system.

By empowering physicians with real-time access to their patients' pharmacy benefit information, the new system will enable them to make more informed prescribing decisions. Physicians will then be able to transmit prescriptions electronically to the patient's pharmacy of choice, reducing the potential for errors and speeding up patients' receipt of their medication.

Physicians often have no way to know what medications are covered by a patient's health plan, or even what other medications the patient is taking. Pharmacists frequently have to call the physician's office either to alert the physician to a potential interaction between the prescribed drug and one the patient is currently taking, to check whether a medication preferred by the health plan can be substituted for the one prescribed, or to clarify what the physician has written.

REDUCED COSTS

Electronic prescribing technology will help to save costs by increasing efficiency. It will minimize the need for many of the calls currently made between pharmacies and physicians' offices, saving staff time and costs in both locations. Since physicians will have real-time access to a patient's drug benefit plan, together with the patient, they will be able to determine the most clinically appropriate and cost-effective medication. According to a recent study, electronic prescribing systems can successfully maintain multiple lists of approved medications while also suggesting less expensive therapeutic alternatives.

The founding partners have committed to invest up to $60 million. RxHub is not intended to be a profit-making entity, but will return the cost of capital to the founders.

More information about this venture is available at www.RxHub.net or by calling 1-888-738-1820.



                                     -more-

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including but not limited to statements of plans, objectives, expectations or intentions. These forward-looking statements are based on the beliefs of the management of each of the entities referenced in this press release as well as assumptions made by them and information currently available to them. No forward-looking statement can be guaranteed and actual results may differ materially from those projected or suggested in any forward-looking statement. Factors that might cause such a difference to occur include, but are not limited to, risks associated with the respective partners' financial positions, their respective business strategies, future business prospects, competition, government regulation, and projected revenues, working capital, liquidity, capital needs, interest costs and income. None of the partners undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

To the extent such forward-looking statements are related to any of Merck-Medco Managed Care, L.L.C., Express Scripts, Inc., or AdvancePCS, such forward-looking statements should be evaluated together with the foregoing statement, with the many uncertainties that affect each of their businesses, and you should consult each of their filings (in the case of Merck-Medco, the filing of its parent Merck & Co., Inc.) under the Securities Exchange Act of 1934 for various factors that could cause actual results to differ.

AdvancePCS is the nation's largest independent provider of health improvement services, touching the lives of more than 75 million health plan members and managing more than $20 billion annually in prescription drug spending. The company offers health plans a wide range of health improvement products and services designed to improve the quality of care delivered to health plan members. Its capabilities include integrated mail service and retail pharmacy networks, innovative clinical services, customized disease management programs, clinical trials and outcomes research, information management, and prescription drug services for the uninsured. More information is available at www.advancepcsrx.com.

Express Scripts, a Fortune 500 and Forbes Platinum 400 company, is one of the nation's leading pharmacy benefit managers, providing pharmacy services and pharmacy benefit plan design consultation for more than 10,000 clients. The company's core services include pharmacy network management, mail and Internet pharmacies, formulary management, targeted clinical programs, integrated drug and medical data analysis, market research programs, medical information management, workers' compensation programs, informed-decision counseling and management of specialty infusion drugs. More information is available at www.express-scripts.com.

Merck-Medco is the leading provider of comprehensive, quality, affordable prescription drug care in the United States. An independently managed subsidiary of Merck & Co., Inc., Merck-Medco provides pharmaceutical care for more than 65 million - or nearly one in four - Americans. Merck-Medco manages 450 million prescriptions per year for its clients through its 12 mail service pharmacies and retail pharmacy networks. Merck-Medco's clients include major corporations, Blue Cross-Blue Shield groups, insurance carriers, health maintenance organizations, government health plans and unions. More information is available at www.merckmedco.com.

                                      # # #

EDITOR'S NOTE: A telephone press conference for interested media is scheduled today at 1:00 p.m. E.S.T. To participate, call 1-800-834-5691. A recording of the telephone press conference will also be available from February 22 at 3:00 p.m. E.S.T. to February 28 at 8:00 p.m. E.S.T. by calling 1-800-633-8284 (reservation number: 18066797).